UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 1, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 554-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Comensatory Arranges of Certain Officers.

Pursuant to the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan (the “Plan”), Capital Bank Financial Corp. (the “Company”) and each of its named executive officers entered into a Restricted Stock Award Agreement in the form of Exhibit 10.1 which is incorporated herein by reference. The restricted stock vests ratably over a three-year period subject to continued employment with the Company. Pursuant to these agreements, the Company issued restricted shares in the following amounts: Mr. Taylor, 22,921 shares; Mr. Marshall, 15,717 shares; Mr. Singletary, 10,806 shares; Mr. Posner, 9,005 shares; and Mr. Kavanagh 6,549 shares. In addition, 25% of each named executive’s annual incentive compensation for 2015 was paid in equity, except for Mr. Kavanagh who received 50% of his annual incentive in equity. Accordingly, the Company entered into separate agreements with the named executive officers pursuant to which Mr. Taylor received 5,730 restricted shares, Mr. Marshall received 3,929 restricted shares, Mr. Singletary received 2,701 restricted shares and Mr. Kavanagh received 2,456 restricted shares. Mr. Posner received 9,185 stock options that vest ratably over three years subject to continued employment with the Company. A copy of the form of a Nonqualified Stock Option Agreement for awards under the Plan is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1	Form of Restricted Stock Award Agreement.
Exhibit 10.2	Form of Nonqualified Stock Option Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: February 5, 2016	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

Exhibit Index

Exhibit 10.1	Form of Restricted Stock Award Agreement.
Exhibit 10.2	Form of Nonqualified Stock Option Agreement